Exhibit 99.1
July 21, 2004

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Record Second Quarter Net Income

•	Second quarter net income increased 72% to a record $54 million

•	Earnings per share increased 30% to a record $1.04 per share

•	Second quarter annualized credit losses on contracts improved 60 basis points to 1.73%

•	Delinquencies improved 54 basis points year over year to 2.21%

•	Contract originations grew 5% to $1.7 billion

Irvine, CA: Westcorp (NYSE:WES) today reported that net income increased 72% to a record $54.4 million for the three months ended June 30, 2004 compared with $31.6 million for the same period a year ago. Earnings per diluted share increased 30% to a record $1.04 for the three months ended June 30, 2004 compared with $0.80 per diluted share for the same period a year earlier. For the six months ended June 30, 2004, net income increased 77% to a record $97.8 million compared with $55.2 million for the same period a year earlier. Earnings per share rose 34% to a record $1.86 for the six months ended June 30, 2004 compared with $1.39 for the same period a year ago.

“Our record earnings performance this quarter continues to be the result of a strong improvement in credit quality and solid contract origination growth,” said Tom Wolfe, President of Westcorp.

Annualized credit loss experience in the second quarter improved 60 basis points to 1.73% of average managed automobile contracts compared with 2.33% for the same period a year earlier. For the six months ended June 30, 2004, credit loss experience improved 60 basis points to 1.99% compared with 2.59% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 54 basis points to 2.21% at June 30, 2004 compared with 2.75% a year ago.

At June 30, 2004, the allowance for credit losses as a percentage of owned automobile contracts increased to $307 million or 2.7% of outstanding contracts compared with $302 million or 2.7% at December 31, 2003. As a result of lower chargeoff experience and stronger portfolio characteristics, the provision for credit losses declined to $51.5 million for the three months ended June 30, 2004, compared with $68.0 million for the same period a year earlier. For the six months ended June 30, 2004, the provision for credit losses declined to $114 million compared with $148 million for the same period a year ago.

Automobile contract purchases totaled $1.7 billion for the second quarter of 2004, a 5% increase from the same period a year earlier. For the six months ended June 30, 2004, automobile contract purchases totaled $3.3 billion, an 11% increase, compared with $2.9 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew to $11.1 billion at June 30, 2004, up from $10.0 billion a year earlier.

Net interest income grew 13% to $197 million for the second quarter compared with $174 million for the same period a year earlier. Net interest margin was 5.02% for the second quarter compared with 5.00% for the same period a year ago. For the six months ended June 30, 2004, net interest income grew 15% to $391 million compared with $340 million for the same period a year earlier. Net interest margin was 5.03% for the six months ended June 30, 2004 compared with 4.99% for the same period a year ago.

The Company continued to increase its overall deposit mix in 2004 from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $261 million or 27% to $1.2 billion at June 30, 2004 compared with a year ago. The weighted average interest cost of deposits (excluding the effects of hedging) declined to 1.20% for the second quarter compared with 1.88% for the same period a year earlier.

The Company issued $1.5 billion of automobile receivable asset-backed securities during the quarter with a weighted average cost of funds of 3.0%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $38 billion of such securities in 63 transactions to date.

Noninterest income was $27.6 million for the three months ended June 30, 2004 compared with $27.7 million for the same period a year earlier. For the six months ended June 30, 2004, noninterest income was $56.2 million compared with $55.5 million for the same period a year ago.

Noninterest expense increased to $73.5 million or 33% of total revenues for the second quarter compared with $72.7 million or 36% of total revenues for the same period a year earlier. For the six months ended June 30, 2004, noninterest expense increased to $145 million or 32% of total revenues compared with $141 million or 36% of total revenues a year ago. The improvement in noninterest expense to total revenues is primarily the result of lower credit costs and operating efficiencies.

Earnings Conference Call

Westcorp, along with its subsidiary, WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Thursday, July 22, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of July 21, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$285,893	$286,862	$572,193	$568,150
Mortgage-backed securities	22,150	21,241	46,838	46,015
Investment securities	1,122	661	2,180	1,390
Other	1,818	798	3,431	1,870

TOTAL INTEREST INCOME	310,983	309,562	624,642	617,425
Interest expense:
Deposits	13,884	17,017	27,191	34,574
Notes payable on automobile secured financing	88,591	106,174	182,809	217,334
Other	11,542	12,446	23,435	25,301

TOTAL INTEREST EXPENSE	114,017	135,637	233,435	277,209

NET INTEREST INCOME	196,966	173,925	391,207	340,216
Provision for credit losses	51,539	68,036	113,834	147,921

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	145,427	105,889	277,373	192,295
Noninterest income:
Automobile lending	25,067	22,397	50,815	44,294
Mortgage banking	249	642	484	853
Insurance income	1,690	2,006	3,514	2,935
Other	548	2,686	1,431	7,401

TOTAL NONINTEREST INCOME	27,554	27,731	56,244	55,483
Noninterest expense:
Salaries and associate benefits	45,369	41,479	87,453	80,934
Credit and collections	7,710	8,803	16,302	18,349
Data processing	4,082	4,864	8,261	9,432
Occupancy	3,851	3,903	7,727	7,743
Telephone	1,139	1,235	2,300	2,583
Other	11,302	12,373	22,627	22,055

TOTAL NONINTEREST EXPENSE	73,453	72,657	144,670	141,096

INCOME BEFORE INCOME TAX	99,528	60,963	188,947	106,682
Income tax	39,725	23,975	75,039	42,200

INCOME BEFORE MINORITY INTEREST	59,803	36,988	113,908	64,482
Minority interest in earnings of subsidiaries	5,388	5,385	16,129	9,330

NET INCOME	$54,415	$31,603	$97,779	$55,152

Net income per common share:
Basic	$1.05	$0.81	$1.89	$1.41

Diluted	$1.04	$0.80	$1.86	$1.39

Weighted average number of common shares outstanding:
Basic	51,823,013	39,212,193	51,780,338	39,207,548

Diluted	52,483,220	39,676,670	52,531,365	39,572,086

Dividends declared	$0.14	$0.13	$0.28	$0.25

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	June 30, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$76,760	$50,073
Interest bearing deposits with other financial institutions	7,981	41,009
Other short-term investments	143,000	291,000

Cash and due from banks	227,741	382,082
Restricted cash	372,587	245,399
Investment securities available for sale	133,090	117,749
Mortgage-backed securities available for sale	2,679,674	2,701,797
Loans receivable	11,572,628	11,138,483
Allowance for credit losses	(307,293)	(301,602)

Loans receivable, net	11,265,335	10,836,881
Premises and equipment, net	77,175	81,814
Accrued interest receivable	76,401	80,957
Other assets	167,109	169,241

TOTAL ASSETS	$14,999,112	$14,615,920

LIABILITIES
Deposits	$2,009,963	$1,972,856
Notes payable on automobile secured financing	10,434,553	10,254,641
Securities sold under agreements to repurchase		222,489
Federal Home Loan Bank advances	591,582	328,644
Subordinated debentures	373,581	394,854
Other liabilities	211,994	188,517

TOTAL LIABILITIES	13,621,673	13,362,001
Minority interest	151,802	131,434
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 51,833,196 shares at June 30, 2004 and 51,698,398 shares at December 31, 2003)	51,833	51,698
Paid-in capital	713,237	710,001
Retained earnings	511,328	427,527
Accumulated other comprehensive loss, net of tax	(50,761)	(66,741)

TOTAL SHAREHOLDERS’ EQUITY	1,225,637	1,122,485

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,999,112	$14,615,920

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	June 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,574,744	$22,150	3.44%	$2,541,878	$21,241	3.34%
Other short-term investments	663,896	1,809	1.10	262,229	780	1.20
Investment securities	129,367	1,122	3.47	59,601	661	4.43
Interest earning deposits with others	5,530	9	0.64	8,100	18	0.89

Total investments	3,373,537	25,090	2.97	2,871,808	22,700	3.16
Total loans: (1)
Consumer loans	11,133,553	281,775	10.18	10,009,466	282,001	11.30
Mortgage loans	210,156	2,623	4.99	256,201	3,519	5.49
Commercial loans	103,042	1,440	5.53	106,387	1,242	4.62
Construction loans	5,268	55	4.09	8,418	100	4.68

Total loans	11,452,019	285,893	10.04	10,380,472	286,862	11.08

Total interest earning assets	$14,825,556	310,983	8.43%	$13,252,280	309,562	9.37%

Interest bearing liabilities:
Deposits	$2,089,287	13,884	2.67%	$2,011,243	17,017	3.39%
Securities sold under agreements to repurchase				204,184	1,111	2.15
FHLB advances and other borrowings	676,914	2,053	1.09	391,019	1,456	1.47
Notes payable on automobile secured financing	10,247,231	88,591	3.46	9,406,809	106,174	4.51
Subordinated debentures	381,199	9,489	9.96	396,610	9,879	9.96

Total interest bearing liabilities	$13,394,631	114,017	3.41%	$12,409,865	135,637	4.37%

Net interest income and interest rate spread		$196,966	5.02%		$173,925	5.00%

Net yield on average interest earning assets			5.35%			5.28%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

	For the Six Months Ended
	June 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,584,929	$46,838	3.62%	$2,513,539	$46,015	3.66%
Other short-term investments	627,153	3,413	1.09	275,104	1,827	1.34
Investment securities	127,272	2,180	3.43	57,230	1,390	4.86
Interest earning deposits with others	5,775	18	0.63	9,173	43	0.94

Total investments	3,345,129	52,449	3.14	2,855,046	49,275	3.45
Total loans: (1)
Consumer loans	11,021,138	563,816	10.29	9,853,159	558,132	11.42
Mortgage loans	219,768	5,527	5.03	264,072	7,339	5.56
Commercial loans	101,165	2,743	5.36	108,309	2,529	4.64
Construction loans	4,753	107	4.43	6,862	150	4.36

Total loans	11,346,824	572,193	10.14	10,232,402	568,150	11.20

Total interest earning assets	$14,691,953	624,642	8.55%	$13,087,448	617,425	9.51%

Interest bearing liabilities:
Deposits	$1,998,031	27,191	2.74%	$1,987,392	34,574	3.51%
Securities sold under agreements to repurchase	16,885	94	1.10	226,157	2,400	2.11
FHLB advances and other borrowings	672,198	4,067	1.09	408,804	3,085	1.53
Notes payable on automobile secured financing	10,205,685	182,809	3.58	9,254,688	217,334	4.70
Subordinated debentures	387,434	19,274	9.95	397,711	19,816	9.96

Total interest bearing liabilities	$13,280,233	233,435	3.52%	$12,274,752	277,209	4.52%

Net interest income and interest Rate spread		$391,207	5.03%		$340,216	4.99%

Net yield on average interest earning assets			5.37%			5.27%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q2 2004	Q1 2004	Q4 2003	Q3 2003	Q2 2003
	(Dollars in thousands, except per share amounts)
Earnings:
Net interest income	$196,966	$194,240	$192,503	$180,863	$173,925
Provision for credit losses	51,539	62,294	72,936	73,150	68,036
Noninterest income	27,554	28,690	26,840	27,833	27,731
Noninterest expense	73,453	71,217	73,947	66,745	72,657
Income before taxes	99,528	89,419	72,460	68,801	60,963
Income taxes	39,725	35,313	28,731	27,343	23,975
Net income	54,415	43,365	39,118	29,335	31,603

Equity:
Earning per share — basic	$1.05	$0.84	$0.82	$0.65	$0.81
Earning per share — diluted	$1.04	$0.83	$0.80	$0.64	$0.80
Dividend per share	$0.14	$0.14	$0.13	$0.13	$0.13
Book value per share (period end) (1)	$24.63	$23.71	$23.00	$20.89	$19.39
Stock price per share (period end)	$45.45	$44.07	$36.55	$34.95	$28.00
Total equity to assets (2)	9.52%	9.30%	9.04%	7.54%	6.38%
Return on average equity (1)	17.36%	14.37%	14.77%	12.92%	16.96%
Average shares outstanding — diluted	52,483,220	52,493,432	48,662,953	45,786,913	39,676,670

Loan Portfolio:
Automobile contracts purchased	$1,666,842	$1,585,173	$1,356,505	$1,683,402	$1,586,616
Automobile contracts managed (period end)	$11,113,148	$10,850,314	$10,596,665	$10,475,948	$10,049,966
Number of accounts managed (period end)	853,193	840,566	826,122	818,125	796,688
Average automobile contracts managed	$10,946,273	$10,726,048	$10,549,972	$10,284,067	$9,839,661
Return on average automobile contracts (3)	1.99%	1.62%	1.48%	1.14%	1.28%

Credit Quality:
Delinquency rate (30+ days)	2.21%	1.91%	2.90%	2.70%	2.75%
Repossessions to total contracts	0.06%	0.06%	0.10%	0.11%	0.09%
Net chargeoffs (annualized)	1.73%	2.27%	2.64%	2.58%	2.33%
Allowance to loans receivable	2.66%	2.67%	2.71%	2.71%	2.75%

Operations:
Total assets	$14,999,112	$14,745,384	$14,615,920	$14,238,588	$13,665,109
Noninterest expense to total revenues	32.72%	31.95%	33.71%	31.98%	36.03%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

(3)	Net income (annualized) divided by average automobile contracts managed

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At JUNE 30, 2004

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2000-C	2000-D	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%
4	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%
5	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%
6	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%
7	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%
8	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%
9	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%
10	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%
11	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%
12	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%
13	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%
14	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%
15	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%
16	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%
17	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%
18	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%
19	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%
20	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%
21	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%
22	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%
23	3.67%	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%
24	3.83%	4.18%	3.92%	3.62%	3.57%	3.58%	2.95%
25	4.00%	4.41%	4.10%	3.75%	3.73%	3.69%	3.03%
26	4.16%	4.58%	4.23%	3.87%	3.88%	3.80%	3.13%
27	4.35%	4.79%	4.36%	4.00%	4.04%	3.92%
28	4.50%	4.96%	4.47%	4.15%	4.20%	4.02%
29	4.64%	5.08%	4.56%	4.28%	4.35%
30	4.79%	5.22%	4.67%	4.40%	4.46%
31	4.92%	5.34%	4.81%	4.52%	4.57%
32	5.02%	5.44%	4.92%	4.64%	4.69%
33	5.12%	5.54%	5.04%	4.73%	4.77%
34	5.22%	5.66%	5.13%	4.83%	4.85%
35	5.29%	5.76%	5.24%	4.93%	4.92%
36	5.38%	5.86%	5.31%	4.99%
37	5.47%	5.97%	5.39%	5.05%
38	5.53%	6.04%	5.45%	5.11%
39	5.62%	6.12%	5.50%
40	5.68%	6.19%	5.56%
41	5.75%	6.25%	5.61%
42	5.80%	6.28%
43	5.84%	6.32%
44	5.88%	6.36%
45	5.90%
46	5.94%
47	5.96%
Prime Mix (2)	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.